Exhibit 5.1

[Letterhead of Lang Michener Barristers and Solicitors]

October 22, 2002

Imagis Technologies Inc.
1630-1075 West Georgia Street
Vancouver, British Columbia
V6E 3C9

Dear Sirs:

Imagis Technologies Inc. (the “Company”)
Registration Statement on Form SB-2 (333-99995)

We refer to the Registration Statement on Form SB-2 (File No. 333-99995) including any amendment thereto (the “Registration Statement”), filed by the Company, a company incorporated under the laws of British Columbia (the “Registrant”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the registration under the Act of an aggregate of 1,458,334 shares of common stock, no par value, of the Company (the “Common Stock”) including (i) up to 1,166,667 shares (the “Common Shares”) of Common Stock currently outstanding and (ii) up to 291,667 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of outstanding warrants.

In our capacity as counsel to the Registrant, we have reviewed copies of the resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed relevant and necessary as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as photostatic or conformed copies. As to various questions of fact material to our opinions we have relied upon statements or certificates of public officials and representations of the Registrant and others.

Based upon the foregoing, it is our opinion that:

1.	the Common Shares are validly issued, fully paid and non-assessable; and

2.	the Warrant Shares, when paid for and issued upon exercise of the Warrants, in accordance with the respective terms thereof, will be validly issued and fully paid and non-assessable;

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under in the prospectus constituting part of the Registration Statement. In giving this consent, we do not concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Lang Michener